Grant Thornton

July 18, 2017

Grant Thornton LLP
211 N Robinson, Suite 1200
Oklahoma City, OK 73102-7148

T 405.218.2800
F 405.218.2801
www.GrantThornton.com

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Mexco Energy Corporation
File No. 0-6694

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Mexco Energy Corporation dated July 13, 2017, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP